Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Skystar Bio-Pharmaceutical Company

We consent to the use of our report dated May 17, 2007 on the consolidated financial statements of Skystar Bio-Pharmaceutical Company for the years ended December 31, 2006 and 2005, included herein on the amended registration statement of Skystar Bio-Pharmaceutical Company on Form SB-2/A, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
August 1, 2007